Exhibit 99.3

LUMINEX CORPORATION AND GENTURADX
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(in thousands)

On July 11, 2012, Luminex Corporation (Luminex, the Company, we, our or us) acquired GenturaDx, Inc. a privately held molecular diagnostics company based in Hayward, CA. GenturaDx is in development of a fully integrated, real-time polymerase chain reaction (PCR) system that employs a single-use cassette for true sample-to-answer workflow. The acquisition, together with our Multicode-RTx chemistry, is intended to further our objective to develop and deliver a market leading system for molecular diagnostic testing. The merger agreement called for an upfront payment of $50 million, which is subject to purchase price adjustments based upon GenturaDx's final net working capital, for 100% of GenturaDx's capital stock. Additional contingent payments of up to an aggregate of $10 million would be due upon reaching various regulatory milestones and additional contingent payments could be earned based upon reaching certain sales targets in 2013, 2014 or 2015. We financed the acquisition with existing cash.

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is presented as if our acquisition of GenturaDx had occurred on June 30, 2012.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 illustrate the effect of the acquisition of GenturaDx as if it had occurred on January 1, 2011. The historical financial information has been adjusted to reflect pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact of the combined results of the companies. The pro forma condensed combined statement of operations does not reflect the potential realization of any operating efficiencies and/or cost savings or other costs relating to the integration of the two companies, nor does it include any other item not expected to have a continuing impact on the combined results of the companies. The preliminary estimate of the fair values of acquired assets and liabilities are based on preliminary estimates and are subject to change. The unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the:

•Separate historical consolidated financial statements and accompanying notes of Luminex as of and for the year ended December 31, 2011 included in our Annual Report on Form 10-K;

•Separate historical consolidated financial statements and accompanying notes of Luminex as of and for the three- and six-months ended June 30, 2012 included in our Quarterly Report on Form 10-Q; and

•Separate historical consolidated financial statements and accompanying notes of GenturaDx as of and for the year ended December 31, 2011 filed as Exhibit 99.2 to this Current Report on Form 8-K.

•Separate historical condensed consolidated financial statements and accompanying notes of GenturaDx as of and for the six months ended June 30, 2012 and for the cumulative period from inception (March 2, 2005) to June 30, 2012 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and were prepared for informational purposes in accordance with the regulations of the Securities and Exchange Commission and should not be considered indicative of the financial position or actual results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the combined company.

LUMINEX CORPORTION AND GENTURADX
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2012
(in thousands)

	Luminex Corporation	GenturaDx	Pro Forma Adjustments (Note 2)		Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$75,898	$1,307	$(43,345)	(a)	$32,551
			(1,309)	(g)
Short-term investments	23,150	—	(6,009)	(a)	17,141
Accounts receivable, net	26,176	—	—		26,176
Inventories, net	26,304	—	—		26,304
Deferred income taxes	4,416	—	947	(d)	5,363
Prepaids and other	4,924	65	—		4,989

Total current assets	160,868	1,372	(49,716)		112,524

Property and equipment, net	26,243	539	(128)	(b)	26,654
Intangible assets, net	27,256	1,000	38,500	(c)	66,756
Deferred income taxes	13,461	—	16,062	(d)	29,523
Long-term investments	5,997	—	—		5,997
Goodwill	42,758	732	7,579	(e)	51,069
Other assets	6,899	162	(98)	(f)	6,963

Total assets	$283,482	$3,805	$12,199		$299,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,937	$4,466	$(3,591)	(l)	$6,812
Accrued liabilities	9,714	355	—		10,069
Accrued interest payable	—	3,676	(3,676)	(f)	—
Short-term deferred tax liability	—	147	(147)	(h)	—
Deferred revenue	4,230	—	—		4,230
Current portion of long-term debt	490	710	(710)	(f)	490
Convertible promissory note, net of discount	—	20,934	(20,934)	(f)	—
Other current liabilities	—	560	(301)	(i)	259

Total current liabilities	20,371	30,848	(29,359)		21,860

Long-term debt	2,191	591	(591)	(f)	2,191
Deferred revenue	3,259	—	—		3,259
Warranty liability	—	9,817	(9,817)	(f)	—
Other	2,584	222	14,232	(h)	18,408
			1,370	(j)

Total liabilities	28,405	41,478	(24,165)		45,718

Redeemable convertible preferred stock	—	20,139	(20,139)	(k)	—

Stockholders' equity:
Common stock	41	11	(11)	(k)	41
Preferred stock	—	4	(4)	(k)	—
Additional paid-in capital	294,936	12,563	(12,563)	(k)	294,936
Accumulated other comprehensive income	895	—	—		895
Accumulated deficit	(40,795)	(70,390)	66,897	(k)
			(1,309)	(g)
			(98)	(f)
			3,591	(l)	(42,104)

Total stockholders' equity	255,077	(57,812)	56,503		253,768

Total liabilities and stockholders' equity	$283,482	$3,805	$12,199		$299,486

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

LUMINEX CORPORATION AND GENTURADX
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands except share and per share amounts)

	Luminex Corporation	GenturaDx	Pro Forma Adjustments (Note 2)		Pro Forma Condensed Combined

Revenue	$184,339	—	—		$184,339
Cost of revenue	58,849	—	—		58,849

Gross profit	125,490	—	—		125,490

Operating expenses:
Research and development	33,394	10,149	(7)	(m)	43,536
Selling, general and administrative	64,878	3,483	(6)	(m)	68,355
Amortization of acquired intangible assets	3,375	400	(400)	(n)	3,375

Total operating expenses	101,647	14,032	(413)		115,266

Income from operations	23,843	(14,032)	413		10,224
Interest expense from long-term debt	(308)	(4,514)	4,514	(o)	(308)
Other income, net	394	(1,422)	(532)	(p)	(1,694)
			(134)	(q)

Income before income taxes	23,929	(19,968)	4,261		8,222
Income taxes	(9,455)	144	6,283	(r)	(3,028)

Net income	$14,474	$(19,824)	$10,544		$5,194

Net income per share, basic	$0.35				$0.13

Shares used in computing net income per share, basic	41,262				41,262

Net income per share, diluted	$0.34				$0.12

Shares used in computing net income per share, diluted	42,537				42,537

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

LUMINEX CORPORATION AND GENTURADX
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012
(in thousands except share and per share amounts)

	Luminex Corporation	GenturaDx	Pro Forma Adjustments (Note 2)		Pro Forma Condensed Combined

Revenue	$97,000	—	—		$97,000
Cost of revenue	28,828	—	—		28,828

Gross profit	68,172	—	—		68,172

Operating expenses:
Research and development	19,078	6,150	(2)	(s)	25,226
Selling, general and administrative	34,816	4,973	(3,591)	(t)	36,196
			(2)	(s)
Amortization of acquired intangible assets	2,184	200	(200)	(u)	2,184

Total operating expenses	56,078	11,323	(3,795)		63,606

Income from operations	12,094	(11,323)	3,795		4,566
Interest expense from long-term debt	(122)	(7,334)	7,334	(v)	(122)
Other income, net	99	134	(136)	(w)	45
			(52)	(x)

Income before income taxes	12,071	(18,523)	10,941		4,489
Income taxes	(5,592)	72	3,406	(y)	(2,114)

Net income	$6,479	$(18,451)	$14,347		$2,375

Net income per share, basic	$0.16				$0.06

Shares used in computing net income per share, basic	40,992				40,992

Net income per share, diluted	$0.15				$0.06

Shares used in computing net income per share, diluted	42,246				42,246

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

LUMINEX CORPORATION AND GENTURADX
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE SIX MONTHS ENDED JUNE 30, 2012
(in thousands except share and per share amounts)

1. Description of Transaction

On July 11, 2012, Luminex Corporation (Luminex, the Company, we, our or us) acquired GenturaDx, Inc. a privately held molecular diagnostics company based in Hayward, CA. GenturaDx is in development of a fully integrated, real-time PCR system that employs a single-use cassette for true sample-to-answer workflow. The acquisition, together with our Multicode-RTx chemistry, is intended to further our objective to develop and deliver a market leading system for molecular diagnostic testing. The merger agreement called for an upfront payment of $50 million, which is subject to purchase price adjustments based upon GenturaDx's final net working capital, for 100% of GenturaDx's capital stock. Additional contingent payments of up to an aggregate of $10 million would be due upon reaching various regulatory milestones and additional contingent payments could be earned based upon reaching certain sales targets in 2013, 2014 or 2015. We financed the acquisition with existing cash.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of Luminex as filed by Luminex in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarters ended June 30, 2012 and March 31, 2012 and of GenturaDx, as included in Exhibit 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements include certain income statement reclassifications from the historical GenturaDx financial statements included in Exhibit 99.2 to separately present the amortization of intangible assets GenturaDx had previously acquired.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the actual results that may be attained in the future. The unaudited pro forma condensed combined financial information does not reflect the potential realization of any operating efficiencies and/or cost savings or other costs relating to the integration of the two companies, nor does it include any other item not expected to have a continuing impact on the combined results of the companies.

Our acquisition of GenturaDx has been accounted for under the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and uses the fair value guidance under U.S. GAAP. The acquisition method of accounting requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values of the acquisition date and requires the application of fair value guidance. The fair value guidance requires that the fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Acquisition related transition costs are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. The total fair value of consideration transferred of $50.7 million will be assigned to the fair value of acquired assets and liabilities and is based on preliminary estimates and are subject to change. The acquisition accounting is dependent upon certain valuations that are currently in progress. Accordingly, the pro forma adjustments included in this document are preliminary, have been made solely for the purpose of providing unaudited pro forma financial information and may be revised as additional information becomes available or as additional analyses are performed. The Company is in the process of obtaining third-party valuations of certain intangible assets and finalizing the calculations of the deferred tax assets and liabilities related to GenturaDx; thus the provisional measurement of net tangible assets assumed, intangible assets and goodwill are subject to change.  If information that existed prior to the acquisition date becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocations retrospectively through revisions to the net tangible assets assumed, fair values of the intangible assets and resulting goodwill recorded.

3. Accounting Policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. Luminex is not aware of any differences that would have a material impact on the pro forma condensed combined financial statements.

4. Calculation of Estimated Consideration Transferred and Preliminary Allocation of Consideration to Net Assets Acquired

The following table summarizes the preliminary reconciliation of upfront payments in accordance with the merger agreement to the total purchase price:

Upfront payment in accordance with agreement	$49,354
Estimated fair value of contingent consideration	1,370
Total purchase price	$50,724

The contingent consideration relates to the achievement of certain regulatory and sales milestones with respect to the GenturaDx instrument. The range of estimated milestone payments is from zero, if no regulatory milestones are achieved, to $10 million if all regulatory and sales milestones are met. In addition, there could be contingent revenue payments with respect to each of the 2013, 2014 and 2015 calendar years based on the achievement revenue.

The transaction was accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value, with the remaining purchase price recorded as goodwill.

For purposes of these unaudited pro forma condensed combined financial statements, the above estimated consideration transferred will be assigned to the fair value of acquired assets and liabilities and is based on preliminary estimates and is subject to change. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as if the transaction occurred on June 30, 2012 (in thousands):

Net tangible liabilities assumed	$358
In-process research and development (IPR&D)	39,500
Deferred tax assets, net	2,555
Goodwill	8,311
Net assets acquired	$50,724

The pro forma preliminary estimate of the fair value of acquired assets and liabilities are based on preliminary estimates. The estimated fair values are for illustrative purposes only and these amounts are not intended to represent or be indicative of the estimated fair values that would have been reported to give effect to the acquisition as if it had occurred as of the pro forma balance sheet date. In addition, the pro forma preliminary estimate of the fair value of acquired assets and liabilities has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities assumed.

The deferred tax assets of $17,009 are primarily related to federal net operating loss ("NOL") carryforwards of GenturaDx. The deferred tax liability of $14,454 relates to the temporary difference associated with acquired IPR&D. The deferred tax assets and liability amounts are preliminary and do not reflect any potential changes in the structure of the combined company after June 30, 2012. Accordingly, we expect that this amount is subject to change based on activities subsequent to June 30, 2012. The difference between the purchase price and the fair value of assets acquired and liabilities assumed of $8,311 was recorded as goodwill. None of this goodwill is expected to be deductible for tax purposes.

Of the identifiable assets acquired, $39,500 relates to the IPR&D assets. The fair value of the acquired IPR&D assets was determined using the income approach, including a discount rate of 30% applied to the probability-adjusted after-tax cash flows. We believe the assumptions are representative of those a market participant would use in estimating fair value. The GenturaDx instrument is a fully integrated, real-time PCR systems that employs a patented cartridge design to provide automated sample extraction, amplification and detection.

5. Pro Forma Adjustments

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements represent estimated values and amounts based on available information and do not reflect cost savings had the acquisition been completed as of the dates indicated above. The unaudited pro forma condensed combined balance sheet reflects the acquisition using the acquisition method of accounting as of June 30, 2012, and the unaudited pro forma condensed combined statement of operations reflects the acquisition using the acquisition method as of January 1, 2011.

Pro forma adjustments to the balance sheet as of June 30, 2012:

(a)	To record the use of cash and cash equivalents and short term investments to fund the purchase price.

(b)	To reflect the fair value adjustment associated with GenturaDx's property and equipment.

(c)	To record the acquired in-process research and development intangible assets at a fair value of $39,500 and to eliminate GenturaDx's previously recorded intangible assets of $1,000.

(d)	To reflect the reversal of GenturaDx's valuation allowance which primarily relates to net operating loss carryforwards that we believe will be utilized based on currently available information.

(e)	To record estimated goodwill representing the excess of the purchase price over identified net assets and to eliminate GenturaDx's previously recorded goodwill of $732.

(f)	To record repayment of GenturaDx's long-term debt and warrants, including interest, that was repaid at closing, as well as write-off of $98 of related deferred financing fees.

(g)
To reflect an estimate of acquisition-related transaction costs (including advisory, legal and valuation fees) incurred after June 30, 2012, for GenturaDx of $277 and Luminex of $1,032. These amounts are expensed as incurred. Because the acquisition-related costs will not have a continuing impact, these costs are not reflected in the unaudited pro forma statement of operations.

(h)
To eliminate GenturaDx's previously recorded deferred tax liability associated with the recognition of the fair value of the intangible assets resulting from previous acquisitions and to reflect the deferred tax liability associated with the recognition of the fair value of the intangible assets resulting from this acquisition. This amount is preliminary and is subject to change as additional information becomes available related to the fair value and tax basis of the acquired assets and liabilities assumed.

(i)	To reflect the fair value adjustment associated with GenturaDx's previously recorded deferred rent associated with its lease agreements.

(j)	To record the fair value of contingent consideration.

(k)	To reflect the elimination of GenturaDx's historical preferred stock and historical equity as part of the acquisition.

(l)
To reflect adjustments to eliminate acquisition-related costs included in the historical financial statements which are directly attributable to the acquisition but which are not expected to have a continuing impact on the results of the combined entities.

Pro forma adjustments to the statement of operations for the year ended December 31, 2011:

(m)	To reflect an adjustment to eliminate the stock-based compensation expense resulting from the acceleration of vesting of stock options directly attributable to the acquisition.

(n)
To reflect an adjustment to eliminate amortization of GenturaDx's previously recorded intangible assets. The new IPR&D assets will be indefinite-lived intangible assets and will not be subject to amortization until completion.

(o)	To reflect the elimination of GenturaDx's amortization of debt discount incurred on outstanding debt which was paid in full at closing.

(p)	To reflect the elimination of GenturaDx's gain on remeasurement of warrants to fair value included in other income.

(q)
To reflect a reduction in Luminex interest income related to the assumed use of $50,000 of available cash, cash equivalents and short-term investments to fund the balance of the GenturaDx acquisition prices, at an estimated annual yield of approximately 0.27%.

(r)
To reflect the estimated tax benefit at a rate of 40% as a result of the assumed reduction of taxable income resulting primarily from higher operating expenses following the acquisition and acquisition-related expenses which are not expected to have an continuing impact on the combined entities results.

Pro forma adjustments to the statement of operations for the six months ended June 30, 2012:

(s)	To reflect an adjustment to eliminate the stock-based compensation expense resulting from the acceleration of vesting of stock options directly attributable to the acquisition.

(t)
To reflect adjustments to eliminate acquisition-related costs included in the historical financial statements which are directly attributable to the acquisition but which are not expected to have a continuing impact on the results of the combined entities.

(u)
To reflect an adjustment to eliminate amortization of GenturaDx's previously recorded intangible assets. The new IPR&D assets will be indefinite-lived intangible assets and will not be subject to amortization until completion.

(v)	To reflect the elimination of GenturaDx's interest expense and amortization of debt discount incurred on outstanding debt which was paid in full at closing.

(w)	To reflect the elimination of gain on remeasurement of warrants to fair value included in other income.

(x)
To reflect a reduction in Luminex interest income related to the assumed use of $50,000 of available cash, cash equivalents and short-term investments to fund the balance of the GenturaDx acquisition prices, at an estimated annual yield of approximately 0.21%.

(y)
To reflect the estimated tax benefit at a rate of 46% as a result of the assumed reduction of taxable income resulting primarily from higher operating expenses following the acquisition and acquisition-related expenses which are not expected to have an continuing impact on the combined entities results.

Forward-looking Statements
These unaudited pro forma condensed combined financial statements contain forward-looking statements that express Luminex' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements include statements regarding: access by Luminex to the GenturaDx products and the complimentary nature thereof; the anticipated date of commercial availability and capabilities for future product offerings; the ability of the future expanded product offerings to broaden Luminex' customer base, open new market opportunities and accelerate future product development; the ability of the acquisition to provide additional resources, support and assay development and strengthen Luminex' position within the molecular diagnostics market; market opportunities within the infectious disease and molecular diagnostics markets; the ability of combined future product offerings to improve healthcare and research worldwide; GenturaDx's product pipeline; statements regarding the plans for acquired companies and programs, timing regarding development and regulatory approvals for the GenturaDx instrument, the medical and commercial potential of the instrument and the Luminex MultiCode-RTX assays, costs, expenses and capital requirements, cash outflows, cash from operations, the safety and efficacy of the GenturaDx instrument, estimates of the potential markets and estimated commercialization dates for the GenturaDx instrument around the world, sales and marketing plans, status of our clinical trials, commencement dates for new clinical trials, clinical trial results, evaluation of our clinical trial results by regulatory agencies, prospects for regulatory approval, need for additional research and testing, our future research and development activities, projected financial results of GenturaDx and their effect and the effect of the acquisition on Luminex financial results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex' actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex' products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex' ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex' foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to successfully integrate acquired companies, including GenturaDx, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex' Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and forecasts, contained herein represent the judgment of Luminex as of the date of this amendment, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.